UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 10, 2018

Universal Solar Technology, Inc.
(Exact name of registrant as specified in its charter)

Nevada   000-1434389   82-4307598
(State or other jurisdiction
of incorporation)   (Commission File Number)   (I.R.S. Employer
Identification No.)
10685 Hazel Hurst Drive, Suite 21698
Houston, Texas 77043
(Address of principal executive offices) (Zip Code)
(832) 991-2275
(Registrants telephone number, including area code)
523 North Sam Houston Pkwy E, Suite 175
 Houston, Texas 77060
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
Act (17 CFR 240.13e-4(c))

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Item 4.01. Changes in Registrants Certifying Accountant.

Universal Solar Technology, Inc. OTC Pink (UNSS) has engaged BF Borgers CPA PC as its independent PCAOB audit firm.The company has been working on its return to SEC Fully Reporting since November of 2017.The current audit and subsequent filing of Form 10 will demonstrate our intention of greater transparency and accountability which will result in greater confidence from our shareholders and potential investors. BF Borgers CPA PC replaces Partitz and Company, PA located at 15 Warren Street, Suite 25,Hackensack, New Jersey 07601, who was
the audit firm of record when the company ceased its solar equipment manufacturing operation in the fourth quarter of 2014.The firm filed the last SEC Documents for Universal Solar Technology for the 3rd Quarter of 2014.
BF Borgers CPA PC will help Universal Solar in its goal to redefine itself in the market place as well as ensure the necessary disciplines for long term success are implemented and institutionalized. Universal Solar Technology, Inc.
was purchased in January 2017 by The Arminda Group and has worked to reposition the company through a strategy change that includes mergers and acquisitions, partnerships, joint ventures and creative business development.

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: July 10, 2018

UNIVERSAL SOLAR TECHNOLOGY, INC.

By:   /s/    Paul Landrew
Name:   Paul Landrew
Title:   Chairman of the Board of Directors and Chief Executive Officer